UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 24, 2012

TOMPKINS FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

New York	1-12709	16-1482357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

The Commons, PO Box 460, Ithaca, New York	14851
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number Including Area Code:  (607) 273-3210

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   ☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On January 25, 2012, Tompkins Financial Corporation (“Tompkins”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VIST Financial Corp. (“VIST”), pursuant to which VIST will merge with and into TMP Mergeco. Inc., a wholly-owned subsidiary of Tompkins (“Mergeco”), whereupon the separate corporate existence of VIST will cease and Mergeco will survive (the “Merger”). VIST Bank, a Pennsylvania state-chartered commercial bank and a wholly-owned subsidiary of VIST, will continue to operate as a separate subsidiary bank of Tompkins.

The Merger Agreement has been approved by the board of directors of each of Tompkins and VIST. Subject to approval of the shareholders of VIST and Tompkins (if required), regulatory approvals and other customary closing conditions, the parties anticipate completing the Merger early in the third quarter of 2012.

The members of the board of directors and certain executive officers of VIST have entered into a voting agreement pursuant to which they have agreed to vote their shares of VIST common stock in favor of the Merger.  A copy of the voting agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

In connection with the Merger, each VIST shareholder will receive 0.3127 shares of Tompkins common stock (the “Exchange Ratio”) for each share of VIST common stock owned by them, subject to adjustment procedures set forth below (the “Merger Consideration”).  Upon completion of the Merger, unvested VIST stock options will become fully vested.   Certain options will convert into options to purchase Tompkins common stock and the holders of other options will be paid cash reflecting the difference between the Merger Consideration and the option exercise price. Based on an average Tompkins common stock price of $39.98 (using the 20 trading day average for the period ending January 24, 2012), the transaction value is estimated at $86.0 million.

In addition, immediately prior to or contemporaneously with the completion of the Merger, Tompkins will fund the redemption by VIST, or the purchase by Tompkins, from the United States Department of the Treasury (“Treasury”) of each share of VIST Fixed Rate Cumulative Perpetual Preferred Stock, Series A, issued and outstanding on such date, as well as the warrant to purchase shares of VIST common stock issued in connection with the issuance of the preferred stock (the “TARP Purchase”). The redemption or purchase price for the preferred stock is estimated to be $25 million, the original purchase price for the preferred stock, plus any accrued dividends payable at the time of the TARP Purchase.

At the effective time of the Merger, the Exchange Ratio may be adjusted in the manner described in the Merger Agreement based on the average closing price of Tompkins common stock during the 20 trading days ending on the day that is three days before the VIST shareholder meeting held to approve the merger. If that average closing price is more than $43.98, then the exchange ratio shall be 0.2842 shares of Tompkins common stock for each share of VIST common stock and, if the average closing price is less than $35.98, then the exchange ratio shall be 0.3475 shares of Tompkins common stock for each share of VIST common stock. The exchange ratios are subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions with respect to the Tompkins common stock.

The Merger Agreement contains representations, warranties and covenants of Tompkins, Mergeco and VIST, including, among others, a covenant that requires (i) VIST to conduct its business in the ordinary course during the period between execution of the Merger Agreement and the effective time of the Merger or earlier termination of the Merger Agreement, and (ii) not to engage in certain kinds of transactions during such period (without the prior consent of Tompkins).  Subject to certain terms and conditions, the board of directors of VIST will recommend approval and adoption of the Merger Agreement and the Merger contemplated thereby, and will solicit proxies voting in favor of the Merger Agreement from VIST’s shareholders. VIST has agreed not to solicit proposals relating to alternative business transactions or, subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combinations.

The Merger Agreement provides certain termination rights for both Tompkins and VIST, including a right of Tompkins to terminate if certain past due loans and non-performing assets of VIST exceed $65 million and a right of VIST to terminate if Tompkins’ common stock price is less than $32.00 at the time of closing. The Merger Agreement also provides that, under certain circumstances, VIST will be obligated to pay Tompkins a termination fee of $3.3 million.

Consummation of the Merger is subject to various conditions, including but not limited to (i) receipt of approval of the shareholders of VIST and Tompkins (if required), (ii)  receipt of all required regulatory approvals, (iii) effectiveness of the registration statement to be filed by Tompkins with the Securities and Exchange Commission (“SEC”) with respect to the Tompkins common stock to be issued in the Merger, (iv) absence of any law or order prohibiting the transaction, (v) the occurrence of the TARP Purchase, and (vi) the authorization for listing on NYSE Amex of the shares of Tompkins common stock to be issued in the transaction. In addition, the obligations  of each party to consummate the Merger is subject to certain other conditions, including the continued accuracy of the representations and warranties of the other party and compliance by the other party with its covenants.

The Merger Agreement also contains representations and warranties that the parties have made to each other as of specified dates. Except for its status as a contractual document that establishes and governs the legal agreements among the parties with respect to the Merger described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the parties rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement. Shareholders should read the Merger Agreement together with the other information concerning Tompkins and VIST that each company publicly files in its reports and statements with the SEC.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. There is also filed herewith as Exhibit 99.1 a press release issued jointly by Tompkins and VIST and it is likewise incorporated herein by reference.

Additional Information for Shareholders

In connection with the proposed merger, Tompkins will file with the SEC a Registration Statement on Form S-4 that will include the joint proxy statement of Tompkins and VIST and the prospectus of Tompkins, as well as other relevant documents concerning the proposed transaction. Shareholders of Tompkins and VIST are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.  A copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about Tompkins and VIST, may be obtained at the SEC’s internet site (http://www.sec.gov).  You will also be able to obtain those documents from Tompkins at http://www.tompkinsfinancial.com  under the tab “SEC Filings or Reports” or from VIST by accessing its website at http://vistfc.com under the tab “Investor Relations.”

Tompkins and VIST and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Tompkins and VIST in connection with the proposed merger.  Information about the directors and executive officers of Tompkins is set forth in the proxy statement for Tompkins’ 2011 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 13, 2011.  Information about the directors and executive officers of VIST is set forth in the proxy statement for VIST’ annual meeting of shareholders, as filed with the SEC on March 22, 2011.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Joint Proxy Statement/Prospectus regarding the proposed merger when it becomes available.

Forward-Looking Statements

This Current Report on Form 8-K contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to descriptions of Tompkins’ and VIST’s financial condition, results of operations, asset and credit quality trends and statements about the expected timing, completion, benefits and other effects of the proposed Merger.  These forward looking statements express management’s current expectations or forecasts of future events and, by their nature are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference includes those identified in Tompkins and VIST’s annual reports on Form 10-K and other periodic filings with the SEC. These forward looking statements are made as of the date of this Report, and neither Tompkins nor VIST undertakes an obligation to release revisions to these forward looking statements to reflect events or conditions after the date of this Report.

Item 2.02  Results of Operations and Financial Condition

On January 25, 2012, the Company issued a press release announcing its earnings for the calendar quarter ended December 31, 2011.  A copy of the press release is attached to this Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2012, the Company’s Compensation Committee completed its annual consideration of cash awards for the Company’s executive officers.  The Compensation Committee approved and recommended to the Company’s Board of Directors (the “Board”) cash awards for certain officers’ performance during fiscal 2011. Attached as Exhibit 10.2 to this Report, and incorporated herein by reference, is a description of the compensation arrangements which were approved by the Board’s independent directors at the January 24, 2012 Board meeting for the Company’s Named Executive Officers (which officers were determined by reference to the Company’s proxy statement on Schedule 14-A, filed April 13, 2011).

Item 8.01  Other Events

On January 25, 2012, the Company issued a press release announcing that its Board of Directors approved payment of a regular quarterly cash dividend of $0.36 per share, payable on February 15, 2012 to shareholders of record on February 6, 2012. A copy of the press release is attached to this Report on Form 8-K as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated January 25, 2012, by and among Tompkins Financial Corporation, TMP Mergeco, Inc. and VIST Financial Corp.
10.1	Form of Voting Agreement dated January 25, 2012
10.2	Summary of Compensation Arrangements for Named Executive Officers of Tompkins Financial Corporation
99.1	Joint Press Release issued by Tompkins Financial Corporation and VIST Financial Corp., dated January 26, 2012
99.2	Press Release of Tompkins Financial Corporation dated January 25, 2012 (Earnings)
99.3	Press Release of Tompkins Financial Corporation dated January 25, 2012 (Dividend)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOMPKINS FINANCIAL CORPORATION

Date: January 26, 2012	By:	/s/Francis M. Fetsko
Francis M. Fetsko
Executive Vice President and Chief Financial Officer (Principal Executive Officer)